                            Michael T. Williams, Esq.
                               2503 W. Gardner Ct.
                                 Tampa FL 33611
                               Phone: 813.831.9348
                                Fax: 813.832.5284
                         e-mail: wmslaw@tampabay.rr.com

                                  May 15, 2003

HydroFlo, Inc.
Raleigh NC

Via e-mail and fax

Re:  Engagement Agreement

Dear Sirs:

     This letter sets forth the terms by which I shall be engaged in connection with matters described below. I agree that the terms and conditions of the engagement shall be as set forth in this letter.

1.   Engagement. I have been engaged as special counsel for the HydroFlo, Inc.,
["Company"].

The engagement shall be limited to the assistance with following matters:

        o      The preparation of a Forms 10K-SB, 10Q-SB, and 8-K
        o      The preparation of Forms 3, 4, 5, and 13D/G
        o      The establishment of an insider stock trading monitoring program
        o      Availability to respond to general securities law questions

No other services, including but not limited to services in connection with the offer or sale of securities in a capital-raising transaction, and services that directly or indirectly promote or maintain a market for your securities, shall be the subject of or provided under this Agreement.

The term of the engagement shall be for the first 24 months commencing May 15,
2003.

2.   Fees, Costs and Expenses.  My  fee shall be 125,000 shares of common stock, to be registered on form S-8 as soon as the form is available and issued in 24 equal monthly installments the first day of each month of after services commence under this agreement, with the final installment due upon the expiration of this agreement. I shall prepare the S-8 and related legal opinion.
I shall be responsible for expenses of filing, such as edgar and the SEC filing fee, and you shall be responsible for accounting fees.

                               Sincerely,

                              /s/  Michael T. Williams
                                   Michael T. Williams, Esq.

The above is understood and agreed to:

HydroFlo, Inc.

By: /s/ Dennis Mast, CEO
        Dennis Mast, CEO